SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2008

SIGMA-ALDRICH CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-8135	43-1050617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3050 Spruce Street

St. Louis, Missouri 63103

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (314) 771-5765

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Following a review of currently prevailing terms of change in control agreements offered to executives of public companies, the Compensation Committee of the Board of Directors of the Company approved the execution, effective December 30, 2008, of the revised change in control agreements between the Company and some of its executives, including the Company’s Chief Executive Officer (the “CEO”), Chief Financial Officer and other executive officers, other than David R. Harvey, listed in the Summary Compensation Table included in the Company’s most recent proxy statement filed with the SEC (collectively, the “Named Executive Officers”). The agreements replace existing agreements for the same group of people, although in the case of the CEO, the agreement only replaces the existing change in control provisions contained in his existing employment agreement. While the new agreements differ in certain respects from the existing agreements, as described below, the Company believes that the aggregate cost to the Company would be substantially the same in the event of a change in control.

Description of New Change in Control Provisions

The initial term of each respective agreement is from December 30, 2008 until December 31, 2009, and thereafter shall continue in effect for successive periods of one year unless either the Company or the executive gives written notice of intent to terminate the agreement at least six months prior to the expiration of the then current term, provided that the Company is precluded from giving notice of intent to terminate within six months of a change in control (as described below) or at any time at which a change in control with an identified party is under serious consideration. The new agreements continue not to provide for any excise tax gross-up and now require that a breach by an executive of the non-disclosure or non-compete provisions would relieve the company of its obligation to make, and require the executive to repay, certain termination payments. Some of the other changes effected by the new agreements are described below under “Comparison with Old Agreements.”

For the purposes of the agreements, the term “change in control” is defined to include:

•

certain changes in beneficial ownership of the Company’s common stock, including generally the acquisition by an individual or entity of 35% of the outstanding common stock or voting power of the Company;

•	a contested change of a majority of the non-employee directors of the Company;

•

a merger, sale, acquisition or other such transaction where the shareholders of the Company immediately prior to such a transaction do not own 60% of the outstanding common stock of the Company immediately following such a transaction; or

•	shareholder approval of a complete dissolution of the Company (excluding bankruptcy).

In the event of a change in control:

•

the executive is entitled to receive a lump sum equal to the pro-rata portion of the executive’s target bonus and incentive compensation otherwise payable under the terms of the Company’s cash bonus plan and long-term incentive plan, including any successor plans thereto, for the executive’s services and performance to the date of the change in control, based on immediate vesting, payable within 60 days following the change in control or as soon as administratively practicable, but in no event later than 2  1/2 months after the end of the year in which the change in control occurs; and

•

all of the executive’s non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, performance shares, performance units and restricted stock units granted by the Company which are outstanding on the date of the change in control will vest and be exercisable in accordance with the terms of the awards and the underlying plans.

In addition, if a change in control occurs and the executive’s employment with the Company is terminated (x) by the Company without “cause” (as defined in the agreement) or (y) by the executive for “good reason” (as defined in the agreement), in each case within the six-month period prior to, or within the two-year period following the change in control, a “Qualifying Termination” has occurred. Under such circumstances, the executive will receive:

•	a termination payment equal to:

•	100% of all earned and accrued, but unpaid base salary up to the date of termination,

•	2.99 times the executive’s annual base salary as of the date of termination, and

•	2.99 times the full-year Short Term Incentive Target for the year of termination,

•	less any severance benefits received under the Company’s Executive Severance Plan and subject to deductions for customary withholdings;

payable immediately upon the occurrence of a Qualifying Termination or as soon as administratively possible thereafter or, if the executive is a specified employee within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, on the first day of the seventh month following the date of termination or, if earlier, the date of the executive’s death, and

•

the continuation of Director and Officer insurance and indemnification rights with respect to bona fide claims against executive where the claims are based on actions or failures to act by the executive in his or her capacity as an employee of the Company, for a period of 2.99 years.

In connection with the termination payments described above, the executive agrees (x) to protect the Company’s confidential information which was acquired in connection with or as a result of the performance of the executive’s services for the Company and (y) not to, directly or indirectly, compete against the Company during his employment with the Company and for a two-year period following any termination of employment.

The foregoing summary of the provisions of the form of change in control agreement is not complete and is qualified in its entirety by reference to the full text of the actual agreement, a copy of which is attached hereto as Exhibit 10(a) and is incorporated into this current report by reference. This agreement is the same as the form of all of the agreements with the executives, with the exception of that with Chief Executive Officer Jai P. Nagarkatti, a copy of which is attached hereto as Exhibit 10(b) and is incorporated into this current report by reference.

Additionally, an amendment to the Employment Agreement with President and Chief Executive Officer Jai P. Nagarkatti was also executed. The amendment updates the original agreement to reflect recent changes in the tax laws governing nonqualified deferred compensation arrangements under Internal Revenue Code Section 409A. The amendment is attached hereto as Exhibit 10(d) and is incorporated into this current report by reference.

Comparison with Old Agreements

As a result of the changes, the CEO and the other Named Executive Officers would all receive the same benefits under the change in control agreements. The major economic and other changes effected by the new agreements include, among others, the following:

CEO Change in Control Agreement

•

The new agreement covers termination within six months before or within two years after a change in control (as defined); the old agreement only provided heightened termination benefits within two years after a change in control (as defined);

•	Termination payments include 2.99 times salary and incentive compensation under the new agreement, as compared to three times salary under the existing agreement;

•

There are no maximum payments under the new agreement although certain payments may be reduced if the excise tax threshold is passed as described in the agreement; the old agreement limited aggregate payments to those which could be made without any excise tax under the Internal Revenue Code; and

•	The executive must sign a release of employment claims before receiving any payments; the old agreements contained no such provision.

Other Named Executive Officer Change in Control Agreement

•

The new agreement covers termination within six months before or within two years after a change in control (as defined); the old agreement only covered termination after a change in control (as defined);

•

Termination payments under the new agreement include a lump sum equal to 2.99 times salary and short- and long-term incentive compensation, as compared to continuation of salary and cash bonus for the remaining term of the old agreement, generally between two and three years pursuant to an evergreen provision; and

•	The executive must sign a release of employment claims before receiving any payments; the old agreements contain no such provision.

The foregoing is only a comparison of some of the differences between the old and new agreements and is qualified in its entirety by reference to the full text of the actual agreements. A copy of the new change in control agreement and the CEO’s change in control agreement are attached hereto as Exhibit 10(a) and Exhibit 10(b), respectively, and incorporated herein by reference. A copy of the CEO’s existing employment agreement and amendment to the CEO’s employment agreement is attached as Exhibit 10(c) and listed as Exhibit 10(d) respectively. The old change in control agreement with the other Named Executive Officers is listed as Exhibit 10(e) and incorporated herein by reference. Further, the Company’s proxy statement filed with the SEC on March 13, 2008 contains a description of the existing CEO employment agreement and the form of old change in control agreement with the other Named Executive Officers under the captions “Employment Agreements — Employment Agreement with Dr. Nagarkatti” and “Employment Agreements with Other Named Executive Officers,” respectively, which descriptions are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following Exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
10(a)	Form of Change in Control Agreement for Named Executive Officer.

10(b)	Change in Control Agreement dated as of December 30, 2008 by and between Jai Nagarkatti and Sigma-Aldrich Corporation.

10(c)	Employment Agreement with President and Chief Executive Officer Jai P. Nagarkatti effective January 1, 2006 (Incorporated by reference to Exhibit 10.2 of Sigma-Aldrich Corporation’s Form 8-K filed with the Securities and Exchange Commission on January 19, 2006 – Commission File Number 0-8135).

10(d)	Amendment to the Employment Agreement dated as of December 30, 2008 by and between Jai Nagarkatti and Sigma-Aldrich Corporation.

10(e)	Form of Old Employment Agreement with each Named Executive Officer (other than Jai P. Nagarkatti) (Incorporated by reference to Exhibit 10(p) for Form 10-K filed March 14, 2006, Commission File Number 0-8135).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 31, 2008

SIGMA-ALDRICH CORPORATION

By:	/s/ Richard A. Keffer
Richard A Keffer, Secretary

EXHIBIT INDEX

Exhibit Number	Description
10(a)	Form of Change in Control Agreement for Named Executive Officer.

10(b)	Change in Control Agreement dated as of December 30, 2008 by and between Jai Nagarkatti and Sigma-Aldrich Corporation.

10(c)	Employment Agreement with President and Chief Executive Officer Jai P. Nagarkatti effective January 1, 2006 (Incorporated by reference to Exhibit 10.2 of Sigma-Aldrich Corporation’s Form 8-K filed with the Securities and Exchange Commission on January 19, 2006 – Commission File Number 0-8135).

10(d)	Amendment to the Employment Agreement dated as of December 30, 2008 by and between Jai Nagarkatti and Sigma-Aldrich Corporation.

10(e)	Form of Old Employment Agreement with each Named Executive Officer (other than Jai P. Nagarkatti) (Incorporated by reference to Exhibit 10(p) for Form 10-K filed March 14, 2006, Commission File Number 0-8135).